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                                                                      EXH 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998 (except Note 1 to which the date is December 24, 1998) of International Smart Sourcing, Inc. and subsidiary, Electronic Hardware Corp., and of our report dated March 18, 1998 (except Note 5 as to which the date is May 29, 1998 and Note 6 as to which the date is December 24, 1998) of Compact Disc Packaging Corp. in the Registration Statement on Form SB-2, Amendment No. 4 and the related Prospectus of International Smart Sourcing, Inc.


                                         /s/ Feldman Sherb Ehrlich & Co., P.C.
                                         -------------------------------------
                                         FELDMAN SHERB EHRLICH & CO., P.C.
                                         Certified Public Accountants
                                         (formerly Feldman Radin & Co., P.C.)


New York, New York
February 8, 1999